CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 and Forms S-8 (File Numbers 333-09917, 333-10117, 333-09911 and 333-09909).

                                                         /s/ Arthur Andersen LLP

Phoenix, Arizona,
 December 12, 1997.